Exhibit 10.3

EXECUTION VERSION

Brightview HOLDINGS, INC.

RESTRICTED STOCK UNIT GRANT

THIS RESTRICTED STOCK UNIT GRANT (this “Agreement”), is made effective as of the date set forth on the Company signature page (the “Signature Page”) attached hereto (the “Date of Grant”), by and between BrightView Holdings, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and the participant identified on the Signature Page attached hereto (“Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the BrightView Holdings, Inc. 2018 Omnibus Incentive Plan (the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meaning as in the Plan; and

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.
Restricted Stock Units.
(a)
Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement and effective as of the Date of Grant, the Company hereby grants the number of Restricted Stock Units set forth on the Signature Page hereto (the “RSU Award”).
(b)
The RSU Award shall fully vest and become nonforfeitable on the date immediately prior to the date on which a permanent Chief Executive Officer commences employment with the Company or such earlier date on which Participant’s employment under that certain Interim Chief Executive Officer Agreement, dated May 3, 2023 by and among Participant, Brightview Landscapes, LLC and the Company is terminated by Brightview Landscapes, LLC without Cause or due to Participant’s Disability or death; provided, the RSU Award will also fully vest immediately prior to the consummation of a Change in Control, subject to continued employment with the Company and its Subsidiaries through such date.
(c)
If Participant’s employment with the Company and its Subsidiaries is terminated at any time, all unvested Restricted Stock Units shall automatically and immediately be forfeited and canceled (after giving effect to any acceleration of vesting set forth in Section 1(a) above).
2.
Settlement of Restricted Stock Units.
(a)
Any Restricted Stock Unit which has become vested in accordance with this Agreement shall be settled as soon as reasonably practicable following the vesting of such Restricted Stock Unit (and, in any event, no later than the date which is two and one-half (2-1/2) months following the end of the calendar year in which the Restricted Stock Unit vested).

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(b)
Upon the settlement of a vested Restricted Stock Unit, the Company shall pay to Participant an amount equal to one share of Common Stock (a “Share”). As determined by the Committee, the Company shall pay such amount in (x) cash, (y) Shares or (z) any combination thereof. Any fractional Shares may be settled in cash, at the Committee’s election.
(c)
Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to issue or transfer any Shares as contemplated by this Agreement unless and until such issuance or transfer complies with all relevant provisions of law. As a condition to the settlement of any portion of the RSU Award evidenced by this Agreement, Participant may be required to deliver certain documentation to the Company.
3.
Reserved.
4.
Book Entry; Certificates. Upon the settlement of any portion of the RSU Award in Shares pursuant to this Agreement, the Company shall recognize Participant’s ownership of such Shares through uncertificated book entry. If elected by the Company, certificates evidencing the Shares may be issued by the Company and any such certificates shall be registered in Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (a) the settlement of any portion of the RSU Award pursuant to this Agreement and (b) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Shares. As soon as practicable following such time, any certificates for the Shares shall be delivered to Participant or to Participant’s legal guardian or representative along with the stock powers relating thereto. However, the Company shall not be liable to Participant for damages relating to any delays in issuing the certificates (if any) to Participant, any loss by Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
5.
Legend. To the extent applicable, all book entries (or certificates, if any) representing the Shares delivered to Participant as contemplated by Section 4 above shall be subject to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Sections 1 and 7 hereof.
6.
No Right to Continued Employment or Service. Neither the Plan nor this Agreement nor Participant’s receipt of the Restricted Stock Units hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or engagement of Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or engagement of Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.
7.
Assignment Restrictions.
(a)
The Restricted Stock Units may not be Assigned and any such purported

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Assignment shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an Assignment.
(b)
“Assign” or “Assignment” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.
8.
Withholding. The minimum required withholding taxes in respect of the Restricted Stock Units, their vesting or settlement or any payment or transfer with respect to the Restricted Stock Units shall be satisfied by the Company withholding from the Shares that would otherwise be received upon settlement of Restricted Stock Units pursuant to this Agreement a number of Shares with an aggregate Fair Market Value equal to the amount of such minimum statutorily required withholding liability.
9.
Securities Laws; Cooperation. Upon the vesting of any unvested Restricted Stock Units, Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or this Agreement. Participant further agrees to cooperate with the Company in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.
10.
Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
11.
Choice of Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of New York or the State of Delaware, and each of Participant, the Company, and any transferees who hold Restricted Stock Units pursuant to a valid Assignment, hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of Participant, the Company, and any transferees who hold Restricted Stock Units pursuant to a valid Assignment hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware or the State of New York, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.
12.
Restricted Stock Units Subject to Plan; Amendment. By entering into this Agreement,

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Participant agrees and acknowledges that Participant has received and read a copy of the Plan. The Restricted Stock Units granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Participant hereunder without the consent of Participant.
13.
Section 409A. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code and should be interpreted accordingly. Nonetheless, the Company does not guarantee the tax treatment of the Restricted Stock Units.
14.
Electronic Delivery and Acceptance. This Agreement may be executed electronically and in counterparts. The Company may, in its sole discretion, decide to deliver any documents related to the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
15.
Acceptance and Agreement by Participant; Forfeiture upon Failure to Accept. The grant of Restricted Stock Units hereunder will lapse ninety (90) days from the Date of Grant, and the RSU Award granted hereunder will be forfeited on such date if Participant has not accepted this Agreement by such date. For the avoidance of doubt, Participant’s failure to accept this Agreement will not affect Participant’s continuing obligations under any other agreement between the Company and Participant.
16.
No Advice Regarding Grant. Notwithstanding anything herein to the contrary, Participant acknowledges and agrees that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares received upon settlement of the Restricted Stock Units. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
17.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, and on any Shares received upon settlement of Restricted Stock Units under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.
Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant in the Plan.

[Signature pages follow]

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IN WITNESS WHEREOF, Participant acknowledges and accepts the terms of this Agreement which shall be effective as of the date set forth below and countersignature by the Company.

Participant

/s/ James R. Abrahamson
Name: James R. Abrahamson

Dated: May 3, 2023

Agreement acknowledged and confirmed:

BrightView Holdings, Inc. By: /s/ Amanda Orders Name: Amanda Orders Title: EVP and CHRO

Equity Schedule

Name: James R. Abrahamson

Date of Grant: June 1, 2023

Number of Restricted Stock Units Granted: 198,117

[Signature Page - RSU Award]